Exhibit 2.1

AMENDED AND RESTATED

JOINT FILING AGREEMENT

THIS AMENDED AND RESTATED JOINT FILING AGREEMENT (this “Agreement”) is made and entered into as of this 22nd day of February 2006, by and among Bernardo Quintana Isaac, Alexandra Kawage de Quintana, Ana Alejandra Quintana Kawage, Alonso Quintana Kawage, Diego Quintana Kawage, Maria Andrea Cecilia Quintana Kawage, Rodrigo A. Quintana Kawage, Jeronimo Quintana Kawage, Bernardo Quintana Kawage, Martha Quintana de Zarak, Claudia Quintana de Tinajero, Cecilia Quintana de Orvananos and Luis Quintana Isaac.

WITNESSETH:

WHEREAS, Bernardo Quintana Isaac, Alexandra Kawage de Quintana, Ana Alejandra Quintana Kawage, Alonso Quintana Kawage, Diego Quintana Kawage, Maria Andrea Cecilia Quintana Kawage, Rodrigo A. Quintana Kawage, Martha Quintana de Zarak, Claudia Quintana de Tinajero, Cecilia Quintana de Orvananos and Luis Quintana Isaac, entered into a Joint Filing Agreement, dated as of January 9, 2004 (the “Existing Agreement”) and the parties hereto desire to amend and restate in its entirety the terms of the Existing Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises of the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree that the Existing Agreement is hereby amended and restated to read in its entirety as follows:

Each of the parties hereto hereby agrees to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on Schedule 13D or 13G relating to his or her ownership (direct or otherwise) of any securities of Empresas ICA, S.A. de C.V., a sociedad anonima de capital variable, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by him or her pursuant to the United States Securities Exchange Act of 1934, as amended. Each party to this Agreement further agrees and covenants to the other parties that he or she will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of such Filings.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

*
Bernardo Quintana Isaac	* By:/s/ Manuel Abud Elias
*	Manuel Abud Elias
Alexandra Kawage de Quintana	Attorney-in-Fact
*
Ana Alejandra Quintana Kawage
*
Alonso Quintana Kawage
*
Diego Quintana Kawage
*
Maria Andrea Cecilia Quintana Kawage
*
Rodrigo A. Quintana Kawage
*
Jeronimo Quintana Kawage
*
Bernardo Quintana Kawage
*
Martha Quintana de Zarak
*
Claudia Quintana de Tinajero
*
Cecilia Quintana de Orvañanos
*
Luis Quintana Isaac

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